UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 2, 2022

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road, Building III, Suite 201

Austin, TX 78746

(Address of principal executive offices, including zip code)

(512) 614-1848

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SVRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Savara Inc. annual meeting of stockholders held on June 2, 2022 (the “Annual Meeting”), our stockholders elected each of the following individuals to serve on the Board of Directors until the next annual meeting of stockholders, or until his or her successor is duly elected and qualified.

Nominees	Votes For	Votes Against	Abstentions	Broker Non Votes
Matthew Pauls	65,270,712	379,372	4,947,282	13,302,947
Nevan Elam	64,830,644	770,803	4,995,919	13,302,947
Richard J. Hawkins	47,769,724	17,880,209	4,947,433	13,302,947
Joseph S. McCracken	61,172,283	4,477,610	4,947,473	13,302,947
David A. Ramsay	65,134,553	460,741	5,002,072	13,302,947
Ricky Sun	64,725,148	879,720	4,992,498	13,302,947
An van Es-Johansson	65,214,447	435,279	4,947,640	13,302,947

In addition, the following proposals were voted on at the Annual Meeting:

1.	Proposal to approve the amendment of our Amended and Restated 2015 Omnibus Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 4,000,000.

Votes For	Votes Against	Abstentions	Broker Non Votes
64,867,564	966,626	4,763,176	13,302,947

2.	Proposal to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Abstentions	Broker Non Votes
76,538,806	2,573,446	4,788,061	—

3.	Proposal to approve, on an advisory basis, the compensation of our named executives.

Votes For	Votes Against	Abstentions	Broker Non Votes
64,835,560	922,440	4,839,366	13,302,947

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2022		SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance Chief Financial Officer